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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Cabot Oil & Gas Corporation on Form S-8 filed on June 23, 1991, October 29, 1993 and on May 20, 1994 of our report dated March 3,1995, on our audits of the consolidated financial statements of Cabot Oil & Gas Corporation as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is incorporated by reference in this Annual Report on Form 10-K.



                                            COOPERS & LYBRAND L.L.P.
Houston, Texas
March 24, 1995